PLEDGE AGREEMENT
                                ----------------

     THIS PLEDGE AGREEMENT dated as of January, 2001, ("Pledge Agreement") is made by and between JEROME B. RICHTER, an adult individual ("Pledgor") who resides at and PMG CAPITAL CORP. ("Pledgee"), as collateral agent for the Secured Noteholders (as such term is hereinafter defined).

     WHEREAS, commencing in December, 1999, Penn Octane Corporation ("POCC") has issued promissory notes in the aggregate principal amount of $5,654,000 (as amended from time to time, the "Notes") to certain holders thereof (the "Noteholders") which Notes were to mature on a date (the "Maturity Date") that was the earlier to occur of December 15, 2000 or upon the receipt of proceeds by POCC from certain future debt or equity financing and, in connection with the issuance of the Notes, POCC has also issued warrants to the Noteholders ("Warrants") to purchase certain shares of common stock of POCC on the terms and conditions set forth therein.

     WHEREAS, POCC and certain of the Noteholders (the "Consenting Noteholders") have entered into a certain Second Amendment - Promissory Note (the "Agreement") pursuant to which, among other things, the Maturity Date of the Consenting Noteholders' Notes will be extended, their Warrants will be amended and new warrants will be issued by POCC, and POCC will execute such documents and take such action as may be necessary or appropriate on or before March 15, 2001, to grant and perfect a security interest in and lien on all of POCC's right, title and interest in the American Assets and the Mexican Assets (as such terms are defined in the Agreement) for the benefit of the Consenting Noteholders; and

     WHEREAS, Pledgor owns in excess of 2,000,000 shares of the issued and outstanding common stock of POCC; and

     WHEREAS, in order to induce the Consenting Noteholders to execute the Agreement, Pledgor had agreed to execute and deliver (a) this Pledge Agreement, and (b) a limited recourse guaranty (the "Guaranty") of all of POCC's now existing and hereafter arising payment obligations under the Notes and the Additional Notes (as such term is defined in the Guaranty), and having determined that the execution and delivery of this Pledge Agreement and the Guaranty directly benefit and are in the best interest of Pledgor; and

     WHEREAS, Pledgee has agreed to serve as the collateral agent for the Secured Noteholders (as defined in the Guaranty).

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

     1.     Certain  Defined  Terms.  All  terms  used  in this Pledge Agreement
            -----------------------
which are defined in the Agreement and not otherwise defined herein, shall have the same meanings as set forth in the Agreement.

     2.     Pledge of Stock.  Subject to the provisions of Section 12 hereof, to
            ---------------
secure Pledgor's Obligations (as such term is defined in the Guaranty), Pledgor pledges and grants to Pledgee, for the benefit of the Secured Noteholders, a first priority security interest in and lien on Two Million (2,000,000) of the issued and outstanding shares of common stock of POCC owned by Pledgor, and in the proceeds thereof, together with any shares hereafter issued to Pledgor by POCC by way of a stock dividend, split or other distribution or reclassification of such shares or proceeds thereof (the "Pledged Shares"). Pledgor shall simultaneously herewith deliver to Pledgee, for the benefit of the Secured Noteholders, the certificates representing the Pledged Shares accompanied by stock powers duly executed in blank, with signatures guaranteed.

     3.     Representations and Warranties.  Pledgor hereby represents, warrants
            ------------------------------
and  covenants  as  follows:

     (a) The Pledged Shares are, and shall be at all times, duly authorized, validly issued, fully paid and nonassessable shares of common stock of POCC.

     (b) The Pledged Shares shall at all times be free and clear of any security interests, mortgages, pledges, liens, encumbrances and restrictions on the transfer thereof other than those created by this Pledge Agreement or restrictions on transfer imposed by applicable laws (including, without limitation, federal and state securities laws) and, except for those created by this Pledge Agreement, those for taxes not yet due and payable or restrictions on transfer imposed by applicable laws (including, without limitation, federal and state securities laws), the Pledgor will not suffer or permit any security interests, mortgages, pledges, liens, encumbrances or restrictions to attach to the Pledged Shares or, other than pursuant to will or the laws of descent and distribution, transfer or attempt to transfer any interest in the Pledged Shares without the written consent of Pledgee (provided that any heir or devisee of one or more of the Pledged Shares shall take title to such Pledged Shares subject to the terms of, and shall assume Pledgor's obligations under, this Pledge Agreement and the Guaranty).

     4.     Rights  with  Respect to Pledged Shares.  Unless an Event of Default
            ---------------------------------------
(as hereinafter defined) shall have occurred, Pledgor shall be entitled to vote or consent with respect to the Pledged Shares, to receive cash dividends thereon, and to have and exercise all other rights as holder of the Pledged Shares in any manner not inconsistent with or in violation of the terms of the Agreement or this Pledge Agreement.

     5.     Covenant  Not to Sell.  At any time that this Pledge Agreement is in
            ---------------------
effect, Pledgor agrees that without the prior approval of Pledgee, he will not sell or agree to sell any shares of POCC stock which he owns. The preceding provisions of this Section 5 shall be inapplicable to the approximately One Million Three Hundred Thousand (1,300,000) shares of POCC stock owned by Pledgor which currently are pledged to secure certain obligations of Pledgor or to gifts from this date forward or disposition by will or the laws of descent and distribution by Pledgor of shares of POCC stock owned by Pledgor provided that the recipients of any such gifts or dispositions by will or the laws of descent and distribution shall remain subject to the prohibition on sale of any shares so received for so long as sales by such recipients are required to be aggregated with sales by or for the account of the Pledgor pursuant to Rule 144 promulgated by the Commission (as defined in the Purchase Agreements) under the Securities Act (as defined in the Purchase Agreements)

     6.     Event  of  Default;  Remedies.  An  "Event  of  Default" shall occur
            -----------------------------
hereunder upon: (a) the commencement by POCC of a voluntary case in a bankruptcy or insolvency proceeding or the entry of a decree or order by a receiver or trustee of POCC upon the application of any creditor in an insolvency or bankruptcy proceeding or other creditor's suit, which appointment is not terminated within sixty (60) days after the date of such appointment); (b) the filing of a petition for reorganization, liquidation or arrangement against POCC under the Federal bankruptcy laws and such petition shall not have been dismissed within sixty (60) days after it was filed; (c) the making of a general assignment for the benefit of creditors by POCC; (d) the breach of any material representation, warranty or covenant or agreement contained in this Pledge Agreement or the Guaranty which has not been cured within fifteen (15) days following the delivery to the Pledgor of written notice of such breach pursuant to Section 13 hereof; or (e) an Event of Default has occurred under, and as such terms is defined in, any Note or any Additional Note (a "Note Default"); or (f) a Note Default would occur with the giving of notice or the passage of time or both but such notice or time period is stayed by applicable law. Upon the occurrence of an Event of Default hereunder, except to the extent prohibited by applicable law (including, without limitation, federal and state securities laws) that cannot be waived by Pledgor, the following provisions shall govern the rights of Pledgee to realize upon the Pledged Shares, in addition to any rights and remedies available in law or equity, and in addition to the rights and remedies provided in the Agreement:

     (a) Unless Pledgee agrees otherwise in writing, only Pledgee shall be entitled to vote or consent or take any other action with respect to the Pledged Shares, and Pledgor hereby irrevocably constitutes and appoints Pledgee his proxy and attorney in fact, with full power of substitution to do so, and agrees, if so requested, to execute or cause to be executed appropriate irrevocable proxies therefor in addition to and separate from this Agreement;

     (b) Subject to the condition precedent that the Consenting Noteholders have received security interests in and liens on the American Assets with the priority and perfection contemplated by Schedule II of the Agreement, Pledgee, as collateral agent for the Consenting Noteholders, will attempt to pursue its rights and remedies first against POCC and the American Assets before proceeding against the Pledged Shares if doing so will not cause undue delay or expense to the Consenting Noteholders. Except as provided in the preceding sentence, Pledgee shall not be required to make any demand upon or pursue or exhaust any of its rights or remedies against POCC or Pledgor, or to pursue or exhaust any of its rights or remedies with respect to the Pledged Shares or any other collateral held in respect of the Notes, the Additional Notes or any direct or indirect guaranty thereof. Except as provided in the first sentence of this
Section 6(b), Pledgee shall not be required to marshall the Pledged Shares or any other collateral for or guaranty of the Notes or the Additional Notes or to resort to the Pledged Shares or any such other collateral or guaranty in any particular order and all of the rights granted to Pledgee hereunder and under all other agreements relating to the Notes and the Additional Notes shall be cumulative. To the extent not prohibited by applicable law (including, without limitation, federal and state securities laws), Pledgor hereby agrees to waive, and does hereby absolutely and irrevocably waive and relinquish the benefit and advantage of, and does hereby covenant not to assert against Pledgee, any valuation, stay, appraisement, extension, or redemption laws now existing or which may hereafter exist and which, but for this provision, might be applicable to any sale made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Pledge Agreement or in respect of any Pledged Shares. Without limiting the generality of the foregoing, Pledgor hereby agrees that he will not invoke or utilize any law which might cause delay in, or impede, the enforcement of the rights of Pledgee under this Pledge Agreement, and hereby waives the same.

     (c) The Pledged Shares may be sold for cash or other value in any manner of lots at brokers' board, public auction or private sale without demand, advertisement or notice. Pledgor hereby acknowledges and agrees that reasonable notification of a sale of the Pledged Shares need not be provided to Pledgor under Section 9-504 of the Uniform Commercial Code because the Pledged Shares constitute collateral of a type customarily sold on a recognized market. At any sale or sales of the Pledged Shares (except at private sale), Pledgee may bid for and purchase the whole or any part of the property and rights so sold and upon compliance with the terms of such sale may hold, exploit and dispose of such property and rights without further accountability to Pledgor, except with respect to the proceeds of such sale or sales. Pledgee will effect any sale or sales of Pledged Shares hereunder in accordance with Rule 144 and any other applicable rules under the Securities Act of 1933. Pledgor will execute and deliver, or cause to be executed and to be delivered, such instruments and documents and shall supply or cause to be supplied such further information and take such further action as Pledgee shall reasonably require in connection with such sale.

     (d) The proceeds of all sales and any other monies received by Pledgee with respect to the disposition of Pledged Shares shall be applied as follows:

             First, to the payment of the costs and expenses of such sale or sales, and the reasonable attorneys' fees incurred by Pledgee;

             Second, any surplus then remaining, to the payment of the Notes and the Additional Notes; and

             Third,  any  surplus  then  remaining  shall  be  paid  to Pledgor.

     (e) Pledgor shall use his reasonable best efforts to cause the issuer, transfer agent, or registrar of the Pledged Shares to take all such actions and execute all such documents as may be necessary or appropriate, upon the request of Pledgee,

             i) To remove any restrictive legends placed on the Pledged Shares to the extent that such Pledged Shares can be sold without regard to the restrictions referenced in such legends;

             ii) After an Event of Default, to effect any sale or sales of Pledged Shares in accordance with Rule 144 and any other applicable rules under the Securities Act of 1933; and

     (f) Subject to the other provisions hereof, after an Event of Default, Pledgor agrees to cooperate fully in all reasonable respects with Pledgee in any sale or other disposition of the Pledged Shares in any lawful public or private sale or other disposition.

     7.     Additional  Rights.  Upon  the  occurrence  of any Event of Default,
            ------------------
Pledgee shall be entitled to receive all cash dividends, and other dividends or distributions on the Pledged Shares, and Pledgee at its option shall have the right to transfer into its name or that of its nominee, for the benefit of the Secured Noteholders, any and all of the Pledged Shares.

     8.     Further  Action.  Pledgor  shall at any time, and from time to time,
            ---------------
execute and deliver upon the written request of Pledgee further documents and do further acts and things as Pledgee may reasonably request to effect the purposes of this Agreement, including, without limitation, delivering to Pledgee Uniform Commercial Code financing statements or, upon the occurrence of an Event of Default, irrevocable proxies with respect to the Pledged Shares in a form reasonably satisfactory to Pledgee. Until receipt thereof, this Agreement shall constitute Pledgor's proxy to Pledgee or its nominee to vote all of the Pledged Shares then registered in Pledgor's name at any and all such times as Pledgee has the right to vote such shares pursuant to the terms of this Pledge Agreement. The power of attorney granted hereby is coupled with an interest and is irrevocable.

     9.     No  Waiver.  No  delay  or  omission  on  the  part  of  Pledgee  in
            ----------
exercising any right under this Pledge Agreement, Agreement, or any other documents shall operate as a waiver or relinquishment of such right, and no such waiver or relinquishment shall be effective except under the conditions set forth in paragraph 12 of this Pledge Agreement.

     10.     Pledgee's Duties.  Pledgee's sole duty with respect to the custody,
             ----------------
safekeeping and physical preservation of the Pledged Shares in its possession, under Section 9-207 of the Uniform Commercial Code or otherwise, shall be to deal with the Pledged Shares in the same manner as Pledgee deals with similar securities for its own account. Neither Pledgee nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Pledged Shares or for any delay in doing so nor shall Pledgee be under any obligation to sell or otherwise dispose of any Pledged Shares upon the request of Pledgor or otherwise.

     11.     Successors  and  Assigns.  This  Pledge  Agreement shall be binding
             ------------------------
upon and inure to the benefit of the parties hereto, and their respective successors and assigns.

     12.     Release  of Liens; Termination of Pledge Agreement.  Pledgee agrees
             --------------------------------------------------
to release the lien on 1,000,000 of the Pledged Shares if and when the Consenting Noteholders have received security interests in and liens on the American Assets with the priority and perfection contemplated by Schedule II of the Agreement. Pledgee further agrees that this Pledge Agreement shall terminate and it shall release the lien on all of the Pledged Shares if and when the Consenting Noteholders have received security interests in and liens on all of the American Assets and Mexican Assets with the priority and perfection contemplated by Schedule II of the Agreement.

     13.     Notice.  Every notice and communication under this Pledge Agreement
             ------
shall be in writing and shall be given by either (i) hand-delivery, (ii) first class mail (postage prepaid), (iii) reliable overnight commercial courier (charges prepaid), or (iv) telecopy or other means of electronic transmission, if confirmed promptly by any of the methods specified in clauses (i), (ii) and
(iii)  of  this  sentence,  to  the  following  addresses:

          If  to  the  Pledgor:
          --------------------

          Jerome  B.  Richter
          c/o  Penn  Octane  Corporation
          77-530  Enfield  Lane,  Bldg  D
          Palm  Desert,  California  92211
          Telecopy  No.:  760-772-8588

          With  a  copy  to:
          -----------------

          Richman,  Mann,  Chizever,  Phillips  &  Duboff
          9601  Wilshire  boulevard,  Penthouse
          Beverly  Hills,  California  90210-5270
          Attention:  Fred  Richman,  Esquire
          Telecopy  No.:  310-274-2831



          If  the  Pledgee:
          ----------------

          PMG  Capital  Corp.
          Four  Falls  Corporate  Center
          Conshohocken,  PA  19428-2961

          With  a  copy  to:
          -----------------

          Duane,  Morris  &  Heckscher  LLP
          One  Liberty  Place
          Philadelphia,  PA  19103
          Attention:  Thomas  Spencer,  Esquire

     Notice given by telecopy or other means of electronic transmission shall be deemed to have been given and received when sent. Notice by overnight courier shall be deemed to have been given and received on the date scheduled for delivery. Notice by hand delivery shall be deemed to have been given and received upon delivery. A party may change its address by giving written notice to the other party.

     14.     Governing  Law.  This  Pledge  Agreement  shall  be governed by and
             --------------
construed in accordance with the internal laws of the Commonwealth of Pennsylvania without reference to conflict of laws principles. Neither this Pledge Agreement nor any term hereof may be amended, waived, discharged or terminated orally but only by an instrument in writing signed by the party against which enforcement of the amendment, waiver, discharge or termination is sought.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.



                                  JEROME  B.  RICHTER


                                  PMG CAPITAL CORPORATION, as collateral agent


                                  By:
                                  ---------------------------------
                                  Title:


JOINDER
Penn Octane Corporation, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, acknowledges and agrees for the benefit of Pennsylvania Merchant Group and the Secured Noteholders (as such term is defined in the foregoing Pledge Agreement) that an Event of Default under the foregoing Pledge Agreement, after any applicable notice and cure period if provided in the Pledge Agreement, shall also be an Event of Default under the Notes and the Additional Notes (as such term is defined in the Guaranty).


                                  PENN  OCTANE  CORPORATION


                                  By:
                                  ---------------------------------
                                  Title:

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